EXHIBIT 25


                       POWER OF ATTORNEY
                For Registration Statement of
               Consolidated Natural Gas Company


          KNOW ALL MEN BY THESE PRESENTS, That each of the undersigned directors and officers of CONSOLIDATED NATURAL GAS COMPANY, a Delaware corporation (the "Company"), which proposes to file with the Securities and Exchange Commission, Washing-ton, DC, ("SEC") under the provisions of the Securities Act of 1933, as amended (the "Act"), a registration statement or statements ("Registration Statement") for the registration under said Act of up to an aggregate of $400,000,000 principal amount of senior unsecured debt securities, hereby constitutes and appoints George A. Davidson, Jr. and L. D. Johnson, his or her true and lawful attorneys-in-fact and agents, and each of them with full power to act without the other his or her true and lawful attorney-in-fact and agent, for him or her and in his or her name, place and stead, in any and all capacities to sign the Registration Statement and any and all amendments thereto, and to file the same with all exhibits thereto and any and all other documents in connection therewith, with the SEC, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requested and necessary to be done in and about the premises as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

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          IN WITNESS WHEREOF, the undersigned have hereunto set
their hands and seals this 9th day of March, 1994.


/s/ J.W. Connolly                    /s/ Steven A. Minter
J.W. Connolly, Director              Steven A. Minter, Director


/s/ George A. Davidson, Jr.          /s/ Walter R. Peirson
George A. Davidson, Jr.,             Walter R. Peirson, Director
Chairman of the Board, Chief
Executive Officer and Director


/s/ L. D. Johnson                    /s/ Richard P. Simmons
L. D. Johnson, Executive Vice        Richard P. Simmons, Director
President and Chief Financial
Officer and Director


/s/ Paul E. Lego                     /s/ A. A. Sommer, Jr.
Paul E. Lego, Director               A. A. Sommer, Jr., Director


/s/ Theodore Levitt                  /s/ Lois Wyse
Theodore Levitt, Director            Lois Wyse, Director


/s/ S. R. McGreevy
S. R. McGreevy, Vice President,
Accounting and Financial Control